UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2018

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2018, Nabriva Therapeutics plc (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) by and among the Company, Nabriva Therapeutics Ireland DAC, a direct subsidiary of the Company (“Nabriva Ireland” and, together with the Company, the “Borrowers”), certain other subsidiaries of the Company from time to time party thereto, any bank and other financial institution or entity from time to time party thereto (collectively referred to as “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”), pursuant to which a term loan of up to an aggregate principal amount of $75.0 million is available to the Borrowers. The Loan Agreement provides for an initial term loan advance of $25.0 million, which was funded in connection with closing, and, at the Borrowers’ option and subject to the occurrence of the funding conditions described below and other customary funding conditions, five additional term loan advances of $10.0 million (“Tranche 2 Advance”), $5.0 million (“Tranche 3 Advance”), $10.0 million (“Tranche 4 Advance”), $15.0 million (“Tranche 5 Advance”) and $5.0 million (“Tranche 6 Advance”).   The Tranche 2 Advance will be available to the Borrowers through September 30, 2019 upon the approval by the U.S. Food and Drug Administration (“FDA”) of a new drug application (“NDA”) for lefamulin.  The Tranche 3 Advance will be available to the Borrowers through September 30, 2019 upon the approval by the FDA of an NDA for CONTEPO.  The Tranche 4 Advance will be available to the Borrowers from January 1, 2020 through December 31, 2020 upon the approval by the FDA of NDAs for lefamulin and CONTEPO and upon the achievement of specified product revenue milestones.  The Tranche 5 Advance will be available to the Borrowers from July 1, 2020 through June 30, 2021 upon the approval by the FDA of NDAs for lefamulin and CONTEPO and upon the achievement of specified product revenue milestones.  The Tranche 6 Advance will be available to the Borrowers from January 1, 2021 through September 30, 2021 upon the approval by the FDA of NDAs for lefamulin and CONTEPO and upon the achievement of specified product revenue milestones.  The Borrowers may request a seventh term loan advance of $5.0 million prior to December 31, 2021 subject to the Lender’s sole discretion.

The term loan bears interest at an annual rate equal to the greater of 9.80% and 9.80% plus the prime rate of interest minus 5.50%. The Loan Agreement provides for interest-only payments through July 1, 2020, which may be incrementally extended from time to time upon the occurrence of certain conditions through January 1, 2022, and repayment of the aggregate outstanding principal balance of the term loan thereafter in monthly installments through June 1, 2023 (the “Maturity Date”). In addition, the Company paid a fee of $50,000 upon closing and is required to pay a fee of 6.95% of the aggregate amount of advances under the Loan Agreement at maturity. At the Borrowers’ option, the Borrowers may elect to prepay any portion of the outstanding term loan that is greater than or equal to $5.0 million by paying such portion of the principal balance and all accrued and unpaid interest thereon plus a prepayment charge equal to the following percentage of the principal amount being prepaid: (i) 3.0% if the term loan is prepaid during the first 12 months following the initial closing, (ii) 2.0% if the term loan is prepaid after 12 months following the initial closing but before 24 months following the initial closing and (iii) 1.0% if the term loan is prepaid any time thereafter but prior to the Maturity Date.

The Borrowers’ obligations under the Loan Agreement are guaranteed by all current and future subsidiaries (the “Guarantors”) of the Company, and each of the Company and its subsidiaries has granted Agent a security interest in all of their respective personal property, intellectual property and other assets owned or later acquired. The Loan Agreement also contains certain events of default, representations, warranties and covenants of the Company and its subsidiaries. For example, the Loan Agreement contains representations and covenants that, subject to exceptions, restrict the Company’s and its subsidiaries’ ability to do the following, among things: declare dividends or redeem or repurchase equity interests; incur additional indebtedness and liens; make loans and investments; engage in mergers, acquisitions and asset sales; transact with affiliates; undergo a change in control; add or change business locations or settle in cash potential milestone payment obligations that may become payable by the Company in the future to former security holders of Zavante Therapeutics, Inc. Under the terms of the Loan Agreement, the Company and its subsidiaries are also required to satisfy certain financial covenants, including an obligations to maintain specified minimum amounts of cash and cash equivalents in accounts pledged to the Agent.

The Loan Agreement also grants Lender or its nominee an option to purchase up to an aggregate of $2.0 million of the Company’s equity securities, or instruments exercisable for or convertible into equity securities, sold to investors in any private financing upon the same terms and conditions afforded to such other investors for as long as there are amounts outstanding under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement that the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 7.01.             Regulation FD Disclosure.

On December 21, 2018, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Company expects that, following its entry into the Loan Agreement and the receipt of the initial term loan advance of $25.0 million, its existing cash, cash equivalents and short-term investments, as well as the anticipated near-term milestone payments under its license agreement with Sinovant Sciences, Ltd., will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the second quarter of 2020. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. This estimate assumes, among other things, that the Company does not obtain any additional funding through grants and clinical trial support, collaboration agreements or equity or debt financings, including additional advances under the Loan Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Nabriva Therapeutics plc, dated December 21, 2018.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about the development of Nabriva Therapeutics’ product candidates, such as the development or commercialization of lefamulin and CONTEPO, conduct and timelines of clinical trials, the clinical utility of lefamulin for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings, efforts to bring lefamulin and CONTEPO to market, the market opportunity for and the potential market acceptance of lefamulin for CABP and CONTEPO for cUTI, the development of lefamulin and CONTEPO for additional indications, the development of additional formulations of lefamulin and CONTEPO, plans to pursue research and development of other product candidates, the ability of Nabriva Therapeutics to achieve any of the specified regulatory or performance milestones under its loan agreement with Hercules Capital, the sufficiency of Nabriva Therapeutics’ existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The

Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, Nabriva Therapeutics’ ability to realize the anticipated benefits, synergies and growth prospects of its acquisition of Zavante Therapeutics, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, whether results of ZEUS will be indicative of results for any ongoing or future clinical trials and studies of CONTEPO, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including lefamulin for use as a first-line empiric monotherapy for the treatment of moderate to severe CABP and CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent Nabriva Therapeutics’ views as of the date of this Form 8-K. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: December 21, 2018	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer